Exhibit 23

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accounts, we hereby consent to the incorporation of our report dated June 22, 2000, included in this Form 11-K, into Heller Financial, Inc. Savings and Profit Sharing Plan's previously filed Registration Statement File No. 333-51829.

/s/  Arthur Andersen LLP

Chicago, Illinois
June 22, 2000